Exhibit 99.1

PDS Biotechnology Reports Second Quarter 2019 Financial Results And Provides Business Update

Berkeley Heights, NJ, August 1, 2019 - PDS Biotechnology Corporation (“PDS Biotechnology”) (Nasdaq: PDSB), a clinical-stage immuno-oncology company pioneering the development of novel multifunctional immunotherapeutic products, today announced its financial results for the second quarter ended June 30, 2019.

Q2 2019 and Recent Business Highlights

•
Signed Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute to perform a Phase 2 clinical study of PDS0101 in combination with other immune-modulating agents in advanced HPV-related cancers;

•	Announced peer-reviewed publication in the Journal of Immunology supporting the novel mechanism of action of PDS’ proprietary Versamune® platform in cancer immunotherapy;
•	Granted U.S. and European patents for Versamune - GM-CSF combination to overcome tumor immune suppression; and
•	Appointed industry veteran Stephen Glover as Chairman of the Board.

“We have been working diligently over the past quarter to further validate our novel Versamune platform, which may have the ability to overcome critical mechanisms associated with ineffective immune responses leading to a superior anti-tumor effect. Our CRADA with the National Cancer Institute for a Phase 2 clinical study for PDS0101 and the peer-reviewed publication in the Journal of Immunology describing Versamune’s novel mechanism of action are evidence of the considerable progress we continue to make. Furthermore, the newly granted patents in the U.S. and Europe provides us with further protections around the Versamune platform, including our lead candidate, PDS0101,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotechnology. “Looking ahead, we anticipate initiating three clinical studies for PDS0101 in the fourth quarter of this year and will provide additional updates over the coming months.  These studies include a planned phase 2 combination study to evaluate PDS0101 in combination with Keytruda® in the treatment of head and neck cancer, a phase 2 study to evaluate PDS0101 in advanced HPV associated cancers, and an anticipated registration trial to evaluate PDS0101 monotherapy in the treatment of high-grade cervical dysplasia”

Second Quarter 2019 Financial Review

For the second quarter of 2019, net loss was approximately $(3.9) million, or $(0.75) per basic and diluted share, compared to a net loss of approximately $(0.6) million, or $(0.17) per basic and diluted share for the second quarter of 2018.

Research and development expenses totaled approximately $1.9 million for the second quarter of 2019, compared to approximately $0.2 million for the same period in 2018, an increase of 1017%. The increase of $1.7 million is primarily attributable to an increase in external expenses for clinical studies of $1.4 million and an increase of $0.3 million in personnel costs.

For the second quarter of 2019, general and administrative expenses were approximately $2.4 million compared with approximately $0.4 million for the second quarter of 2018, an increase of 499%. The increase of $2.0 million is primarily attributable to increases of $0.5 million in personnel costs, $0.5 million in D&O insurance, $0.2 million for facilities expense, $0.2 million for professional fees, $0.3 million in legal fees and $0.3 million in other operating expenses.

Total operating expenses for the second quarter of 2019 were approximately $4.3 million, compared to total operating expenses of approximately $0.6 million for the same period in 2018, an increase of 653%.

As of June 30, 2019, the Company’s cash balance was approximately $21.7 million.

About PDS Biotechnology

PDS Biotechnology is a clinical stage immuno-oncology company with a growing pipeline of clinical-stage immunotherapies to treat various early-stage and late-stage cancers, including head and neck cancer, cervical, anal, prostate, breast and other cancers.

PDS Biotechnology’s lead product candidate, PDS0101 (Versamune®-HPV) is a proprietary clinical stage immunotherapeutic administered by subcutaneous injection being developed to treat HPV-associated cancers such as head and neck cancers and anal cancers, both of which are widely reported to be increasing in frequency over the last decade, as well as cervical, penile, vaginal and vulvar cancers and their pre-cancerous conditions. In a human Phase 1/2a clinical study, PDS0101 monotherapy demonstrated potent in-vivo induction of the critical phenotype of tumor-attacking killer (CD8) T-cells, and induction of memory T-cells. No dose-limiting toxicities were observed in this study, suggesting potential for a rare combination of potency and safety among immune-oncology therapeutics.

For additional information about PDS, please visit www.pdsbiotech.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ability of the Company to integrate Edge and PDS Biotechnology following the merger; the Company’s ability to protect its intellectual property rights; competitive responses to the completion of the merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger; the Company’s ability to access capital markets, the timing for the Company to initiate three planned clinical trials for its lead asset, PDS0101; the successful implementation of the Company’s research and development programs and collaborations; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1-646-536-7035 / +1-646-536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com

(Financial Statements to Follow)

PDS BIOTECHNOLOGY CORPORATION

Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$21,734,152	$103,695
Prepaid expenses and other current assets	1,098,843	156,628
Total current assets	22,832,995	260,323

Property and equipment, net	368,987	29,508
Intangible assets, net	1,223,000	41,692
Right-to-use asset	1,233,894	–
Other assets	145,470	12,800

Total assets	$25,804,346	$344,323

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$1,853,306	$1,412,951
Accrued expenses	638,186	601,889
Restructuring reserve	1,283,875	–
Operating lease liability- short term	492,086	–
Total current liabilities	4,267,453	2,014,840

Noncurrent liability:
Deferred tax liability	157,000	–
Operating lease liability- long term	774,278	–
Convertible promissory notes payable	–	30,000

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized at June 30, 2019 and December 31, 2018, 0 outstanding	–	–
Common stock, $0.00033 par value, 75,000,000 shares authorized at June 30, 2019 and December 31, 2018, 5,177,487 shares and 3,417,187 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	1,709	1,128
Additional paid-in capital	38,686,233	19,311,529
Accumulated deficit	(18,082,327)	(21,013,174)
Total stockholders' equity	20,605,615	(1,700,517)

Total liabilities and stockholders' equity	$25,804,346	$344,323

PDS BIOTECHNOLOGY CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating expenses:
Research and development expenses	$1,886,934	$168,606	$2,916,937	$369,744
General and administrative expenses	2,383,972	398,425	6,289,848	934,226

Total operating expenses	4,270,906	567,031	9,206,785	1,303,970

Loss from operations	(4,270,906)	(567,031)	(9,206,785)	(1,303,970)

Other income (expense):
Gain on bargain purchase	209,449	–	11,939,331	–
Interest income	175,605	4	198,907	10
Interest expense	–	(804)	(606)	(1,763)

Net income (loss) and comprehensive income (loss)	(3,885,852)	(567,831)	2,930,847	(1,305,723)

Net income (loss) per share, basic	(0.75)	(0.17)	0.66	(0.41)
Net income (loss) per share, diluted	$(0.75)	$(0.17)	$0.52	$(0.41)

Weighted average common shares outstanding, basic	5,175,837	3,338,214	4,466,025	3,170,804
Weighted average common shares outstanding, diluted	5,175,837	3,328,214	5,677,359	3,170,804